================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                       VALUE CITY DEPARTMENT STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                       VALUE CITY DEPARTMENT STORES, INC.





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                               SEPTEMBER 10, 2003

                                       AND

                                 PROXY STATEMENT







                                    IMPORTANT

Please complete, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.

                       VALUE CITY DEPARTMENT STORES, INC.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                 (614) 471-4722



August 8, 2003



Dear Shareholder:

You are cordially invited to attend the Value City Department Stores, Inc. 2003 Annual Meeting of Shareholders, which will be held at the Hilton Columbus, 3900 Chagrin Drive, Columbus, Ohio, 43219 on Wednesday, September 10, 2003, at 10:00 a.m., local time.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the Annual Meeting.

Your vote is important. Whether you plan to attend the Annual Meeting or not, you are urged to complete, date and sign the enclosed form of proxy and return it in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company.


Jay L. Schottenstein                       John C. Rossler
Chairman                                   President and Chief Executive Officer

                       VALUE CITY DEPARTMENT STORES, INC.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                  614-471-4722

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 10, 2003



                                                                  August 8, 2003



To the Shareholders of
Value City Department Stores, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Value City Department Stores, Inc., an Ohio corporation (the "Company"), will be held at the Hilton Columbus, 3900 Chagrin Drive, Columbus, Ohio 43219, on Wednesday, the 10th day of September, 2003, at 10:00 a.m., local time, for the following purposes:

      1. To elect seven directors, each for a term of one year and until their successors are duly elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on July 28, 2003, are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

                              By Order of the Board of Directors,



                              James A. McGrady
                              Executive Vice President, Chief Financial Officer, Treasurer and Secretary


SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                       VALUE CITY DEPARTMENT STORES, INC.
                              3241 Westerville Road
                              Columbus, Ohio 43224


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 10, 2003

                                  INTRODUCTION

This proxy statement is furnished to the shareholders of Value City Department Stores, Inc., an Ohio corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on September 10, 2003, at 10:00 a.m., local time, at the Hilton Columbus, 3900 Chagrin Drive, Columbus, Ohio 43219. The Notice of the Annual Meeting, this proxy statement and the accompanying proxy are being mailed to shareholders on or about August 8, 2003. The Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 was previously mailed to shareholders.

Shareholders of record at the close of business on July 28, 2003 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. At July 28, 2003, the Company had 33,649,269 outstanding shares of Common Stock, net of treasury shares, without par value (the "Common Stock"). Each outstanding share of Common Stock entitles the holder thereof to one vote upon each matter to be voted upon by shareholders at the Annual Meeting.

All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the shareholder's directions. In the absence of instructions to the contrary, proxies will be voted FOR each of the proposals herein. A proxy may be revoked, without affecting any vote previously taken, by:

      o a written notice mailed to the Company (attention James A. McGrady, Secretary);

      o     filing a duly executed later dated proxy; or

      o     delivery in person at the meeting and voting in person.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors.

The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

The following table sets forth, as of July 15, 2003, certain information regarding the beneficial ownership of our Common Stock by each holder of 5% of such shares, each director individually, each executive officer named in the Summary Compensation Table, and all executive officers and directors as a group.

                    Name of                           Amount and Nature of             Percent of
                Beneficial Owner                     Beneficial Ownership (1)     Outstanding Shares(2)
                ----------------                     ------------------------     ---------------------
Henry L. Aaron                                                10,000                        *
Raymond Blanton (10)
Ari Deshe (4)(5)(7)                                           24,972                        *
Jon P. Diamond (4)(5)                                         11,700                        *
Elizabeth M. Eveillard (1)                                     4,000                        *
George Kolber (10)
Edwin J. Kozlowski (3)                                       198,000                        *
James A. McGrady                                             137,000                        *
Steven E. Miller                                              14,000                        *
John C. Rossler (3)                                          296,000                        *
Jay L. Schottenstein (4)(5)(6)                               230,000                        *
Harvey L. Sonnenberg (7)                                      24,000                        *
James L. Weisman (7)                                           5,300                        *
All directors and executive officers as a group
(12 persons) (3)(4)(5)(6)(7)(10)(11)                         954,972                      2.8%

Dimensional Fund Advisors Inc. (8)                         2,037,800                      6.0%
Schottenstein Stores Corporation (5)                      27,668,851                     63.4%
Cerberus Partner, L.P.(9)                                  9,722,085                     22.3%

-------------
* Represents less than 1% of outstanding shares of Common Stock, net of treasury shares.

(1) Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed and includes the following number of shares of Common Stock as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of July 15, 2003: Mr. Aaron, 10,000; Mr. Deshe, 10,000; Mr. Diamond, 10,000; Ms. Eveillard, 4,000; Mr. Kozlowski, 118,000; Mr. McGrady, 131,000; Mr. Miller, 12,000; Mr. Rossler, 181,000; Mr. J. Schottenstein, 56,000; Mr. Sonnenberg, 4,000; Mr. Weisman, 4,000 and all directors and executive officers as a group, 540,000.

(2) The percent is based upon the 39,913,056 shares of Common Stock outstanding, net of treasury shares, plus the number of shares a person has the right to acquire within 60 days of July 15, 2003.

(3) Includes 110,000 shares for Mr. Rossler, 80,000 shares for Mr. Kozlowski, and 190,000 shares for all directors and executive officers as a group, which are owned subject to a risk of forfeiture on termination of employment with vesting over a period of years pursuant to the terms of Restricted Stock Agreements.

(4) Does not include the 27,668,851 shares of Common Stock owned by SSC of 1800 Moler Road, Columbus, Ohio 43207. Jay L. Schottenstein is the Chairman and Chief Executive Officer of SSC. Jay L. Schottenstein, Ari Deshe and Jon P. Diamond are members of the Board of Directors of SSC. See "Ownership of SSC," below.

(5) SSC is the holder of Senior Subordinated Convertible Loans in the principal amount of 37,500,000 (the "Convertible Loan"). The Convertible Loan is convertible at any time to the extent any portion of the loan remains outstanding at the option of the holder thereof into shares of our Common Stock. The conversion price of the Convertible Loan is $4.50 per share, subject to conversion price adjustments. Further, SSC is the holder of a warrant to purchase 1,388,752 Shares (subject to certain conversion price adjustments) in connection with an additional loan made to us. Does not include 123,372 shares owned by the Jay and Jean Schottenstein Foundation, 67,944 shares held by the Ann and Ari Deshe

      Foundation, 67,944 shares held by the Jon and Susan Diamond Family Foundation and 40,740 shares held by the Lori Schottenstein Foundation, all being private charitable foundations, and 1,312,500 Common Shares owned by GB Stores, a Pennsylvania limited partnership. Combined, the shares owned by the foundations and GB Stores represent approximately 5.0% of our outstanding shares of Common Stock. SSC owns a 96% limited partnership interest in GB Stores and its corporate general partner is an affiliate of SSC. The foundations' trustees and officers consist of at least one of the following persons: Geraldine Schottenstein, Jay Schottenstein, Jon Diamond and/or Ari Deshe; in conjunction with other Schottenstein family members.

(6) Includes 30,000 shares as to which Jay L. Schottenstein shares voting and investment power as trustee of a trust which owns the shares.

(7) Includes 10,000 shares held by Mr. Deshe's minor children; 15,000 shares held by Mr. Sonnenberg's spouse and 500 shares held by Mr. Weisman's spouse.

(8) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over our securities described in this schedule that are owned by the funds and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. Dimensional disclaims beneficial ownership of such securities. The address for Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Based on information contained in a Schedule 13G/A filed by Dimensional on February 10, 2003.

(9) Cerberus Partners, L.P., a Delaware limited partnership ("Cerberus"), is the holder of Senior Subordinated Convertible Loans in the principal amount of 37,500,000 (the "Convertible Loan"). The Convertible Loan is convertible at any time to the extent any portion of the loan remains outstanding at the option of the holder thereof into shares of our Common Stock. The conversion price of the Convertible Loan is $4.50 per share, subject to conversion price adjustments. Further, Cerberus is the holder of a warrant to purchase 1,388,752 Shares (subject to certain conversion price adjustments) in connection with an additional loan made to us. Stephen Feinberg possesses sole power to vote and direct the disposition of all of our securities held by Cerberus. The address for Cerberus is 450 Park Avenue, 28th Floor, New York, New York 10022. Based on information contained in a Schedule 13D/A filed by Stephen Feinberg on October 9, 2002 and a Form 4 filed by Stephen Feinberg October 10, 2002.

(10) Mr. Kolber and Mr. Blanton are no longer affiliated with our Company. As a consequence, we are unable to determine their beneficial ownership of shares or the percentage of outstanding shares held.

(11) The percent is based upon the 33,913,056 shares of Common Stock outstanding, net of treasury shares, and the exercise of 540,000 stock options at July 15, 2003.

OWNERSHIP OF SSC

The following table indicates the shares of SSC Common Stock beneficially owned by certain of our Directors and other Schottenstein family members, as of July 15, 2003:

                                      Shares of SSC   Percent
                                      Common Stock    of Class
                                      ------------    --------
Jay L. Schottenstein (1)                299.38139       78.4%
Geraldine Schottenstein (2)              27.41707        7.2%
Jon P. Diamond (3)                       27.41707        7.2%
Ari Deshe (4)                            27.41707        7.2%

Directors and officers as a group       381.63260      100.0%

-------------
(1) Represents sole voting and investment power over 299.38139 shares held in irrevocable trusts for family members as to which Jay L. Schottenstein is trustee and as to which shares Mr. Schottenstein may be deemed to be the beneficial owner.

(2) Represents sole voting and investment power over 27.41707 shares held by Geraldine Schottenstein as trustee of an irrevocable trust for family members as to which shares Geraldine Schottenstein may be deemed to be the beneficial owner.

(3) Represents sole voting and investment power over 27.41707 shares held by irrevocable family trusts of which Jon Diamond or Susan Schottenstein Diamond, Mr. Diamond's wife, are trustees, as to which shares Mr. Diamond may be deemed to be the beneficial owner.

(4) Represents sole voting and investment power over 27.41707 shares held by irrevocable family trusts of which Ari Deshe is the trustee, as to which shares Mr. Deshe may be deemed to be the beneficial owner.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

The members of the Board of the Company are elected at the Annual Meeting. The number of members of the Board has been fixed at fourteen by action of the Board pursuant to the Code of Regulations (By-laws) of the Company. The Nominating Committee of the Board has nominated seven persons to serve as directors. If each of the nominees is elected, seven vacancies will exist on the Board. Board members serve until the annual meeting following their election or until their successors are duly elected and qualified.

Set forth below is certain information relating to the nominees for election as directors.

Name                      Age    Principal Occupation
----                      ---    --------------------
Jay L. Schottenstein       49    Director of our Company since June 1991. Chairman of our Company,
                                 American Eagle Outfitters, Inc. and SSC since March 1992 and Chief
                                 Executive Officer from April 1991 to July 1997 and from July 1999 to December 2000. Mr. Schottenstein served as Vice Chairman of SSC from 1986 until March 1992 and a director of SSC since 1982. He served SSC as President of the Furniture Division from 1985 through June 1993 and in various other executive capacities since
                                 1976. Mr. Schottenstein is also a director of American Eagle
                                 Outfitters, Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934. (1)

Henry L. Aaron             68    Director of our Company since January 2000. Mr. Aaron presently serves as Senior Vice President of the Atlanta National League
                                 Baseball Club, Inc. and as Vice President of Business Development
                                 for the CNN Airport Network, along with a number of other private business interests.

Ari Deshe                  53    Director of our Company since October 1997. Chairman and Chief
                                 Executive Officer since 1996 and President and Chief Executive
                                 Officer from 1993 to 1996 of Safe Auto Insurance Company, a property and casualty insurance company. Prior to that, Mr. Deshe served as President of Safe Auto Insurance Agency from 1992 to
                                 1993 and President of Employee Benefit Systems, Inc. from 1982 to
                                 1992. Mr. Deshe is also a director of American Eagle Outfitters,
                                 Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934. (1)

Jon P. Diamond             46    Director of our Company since June 1991. President and Chief
                                 Operating Officer since 1996 and Executive Vice President and
                                 Chief Operating Officer from 1993 to 1996 of Safe Auto Insurance
                                 Company. Mr. Diamond served as Vice President of SSC from March
                                 1987 to March 1993 and served SSC in various management positions since 1983. Mr. Diamond is also a director of American Eagle
                                 Outfitters, Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934. (1)

Elizabeth M. Eveillard     56    Director of our Company since August 2001. Ms. Eveillard is an independent consultant. From 2000-2003, she was a consultant and
                                 Senior Managing Director, respectively, in the Retailing and
                                 Apparel Group at Bear, Stearns & Co., Inc. Prior to that time, Ms.
                                 Eveillard served as the Managing Director, Head of Retailing
                                 Industry, Paine Webber Corporation from 1988 to 2000. From 1972 to
                                 1988, Ms. Eveillard held various executive positions including
                                 Managing Director in the Merchandising Group with Lehman Brothers.
                                 Ms. Eveillard also serves on the board of directors of Too, Inc.
                                 and Mayor's Jewelers, Inc. which are companies with a class of securities registered pursuant to Section 12 of the Securities
                                 Exchange Act of 1934.

Harvey L. Sonnenberg       61    Director of our Company since August 2001. Partner in the CPA and consulting firm, M.R. Weiser & Co., LLP, since November 1994. Mr.
                                 Sonnenberg is active in a number of professional organizations including the American Institute of CPA's and the New York State
                                 Society of CPA's and has long been involved in rendering
                                 professional services to the retail and apparel industry.

James L. Weisman           64    Director of our Company since August 2001. President and a member of the Weisman Goldman Bowen & Gross, LLP, a Pittsburgh,
                                 Pennsylvania law firm. He has been practicing law for 39 years and has extensive experience in working with retail clients. His primary areas of practice have been in banking transactions and overseeing and directing litigation.

-------------
(1) SSC is a controlling shareholder of our Company. For information with respect to the beneficial ownership of the voting stock of SSC by our Board and beneficial ownership of our Common Stock by such persons and officers, see "Security Ownership of Certain Beneficial Owners and Management."

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE SLATE OF DIRECTORS LISTED ABOVE.

INFORMATION CONCERNING BOARD OF DIRECTORS

Our Board of Directors and four committees of the Board govern our Company. During fiscal 2002, the Board met five times. Directors discharge their responsibilities throughout the year at Board and at committee meetings and also through considerable telephone contact and other communications with the Chairman and other key executives, as well as with external advisors such as legal counsel, outside auditors and investment bankers.

The average attendance at Board and committee meetings was approximately 95% in fiscal 2002. No director attended fewer than 75% of the meetings of the Board and of the committees to which the director was a member in fiscal 2002.

The following table identifies the current membership of Board committees and states the number of committee meetings held during fiscal 2002. A summary of each committee's functions follows the table.

                                                          Nominating and
Director                     Audit      Compensation        Governance        Executive
--------                     -----      ------------        ----------        ---------
Jay L. Schottenstein                                             X *
Henry L. Aaron                                X
Ari Deshe                                                        X
Jon P. Diamond                                                                    X
Elizabeth M. Eveillard         X              X *
Harvey L. Sonnenberg           X *            X
James L. Weisman               X                                 X

# of Meetings in 2002          9              2                  0                0

* Committee Chair

Each of Messrs. Aaron, Sonnenberg and Weisman and Ms. Eveillard are paid an annual retainer of $30,000 and, along with Messrs. Deshe and Diamond, receive a quarterly Board meeting fee of $5,000 so long as they attend at least one Board meeting during that quarter. Additionally, each of Messrs. Aaron, Sonnenberg and Weisman and Ms. Eveillard receive $20,000 annually for each committee which they serve and are automatically granted options each quarter to purchase 2,500 shares of our Common Stock under our 2000 Stock Incentive Plan.

AUDIT COMMITTEE

Assists the Board in monitoring:

      o     The integrity of our financial statements.

      o     Our system of internal control.

      o The independence and performance of our independent public accountants.

      o The compliance by our Company with legal and regulatory requirements.

The Committee also reviews and approves related party transactions.

All members of the Audit Committee are independent as defined in the applicable New York Stock Exchange listing standards.

COMPENSATION COMMITTEE

      o Establishes, reviews, and recommends an executive compensation package for our Chief Executive Officer and other executive officers of the Company.

      o Recommends to our Board the number and terms of any stock options to be granted under our stock option plan.

      o Administers our Incentive Compensation Plan, the 1991 Stock Option Plan and the 2000 Stock Incentive Plan.

NOMINATING AND GOVERNANCE COMMITTEE

      o     Evaluates the performance of our Board of Directors.

      o Reviews our management organization and succession plans for the Chairman and Chief Executive Officer.

      o Makes recommendations to the Board concerning the composition of the Board, the compensation of directors, the election of executive officers, the appointment of the Chairman for each committee of the Board and the procedures for shareholder voting.

      o     Reviews our corporate governance guidelines.

EXECUTIVE COMMITTEE

      o Assists management with retail operations and other substantial management issues.

REPORT OF THE AUDIT COMMITTEE

As described above, one of the Audit Committee's functions is to assist the Board in monitoring the quality and integrity of the Company's accounting, auditing and reporting practices. The Audit Committee currently consists of three directors of the Board who are not employees of the Company. The Company's Common Stock is listed on the New York Stock Exchange ("NYSE"). The members of the Audit Committee have been reviewed by the Board and determined to be independent as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards.

On July 7, 2003, the Board amended the Company's Audit Committee Charter, a copy of which is attached as Appendix A to this proxy statement.

In fulfilling its responsibilities, the Audit Committee has:

      o Reviewed and discussed the Company's audited financial statements with management and Deloitte & Touche LLP, the Company's independent auditors. Management has the primary responsibility for the financial statements and the reporting process;

      o Reviewed and discussed, with management and Deloitte & Touche LLP, the selection, application and disclosure of the Company's critical accounting policies;

      o Discussed with Deloitte & Touche LLP the matters required to be discussed by Statements on Auditing Standard No. 61 (SAS 61) (Codification of Statements of Auditing Standards, AU Section 380);

      o Received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence; and

      o Considered whether the independent auditors' provision of services beyond the review of the Company's quarterly financial statements and year-end audit of the Company's annual financial statements (financial information systems design and implementation services, if any, and other non-audit services to the Company) is compatible with maintaining such auditors' independence.

The following table shows the fees that the Company paid or accrued for the audit and others services provided by Deloitte & Touche LLP during fiscal 2002 and 2001:

                                                             2002         2001
                                                             ----         ----
Audit Fees..........................................      $ 390,450     $357,380
Audit related fees (a)..............................      $ 173,250     $167,895
Tax related fees....................................      $   2,704     $     --
All other fees (b)..................................      $  72,082     $ 73,925

(a) Audit related fees include fees for audits of benefit plans, fees in association with the July fiscal year end of SSC and work performed at interim periods.

(b)   All other fees are principally related to the refinancing in June 2002.

Based on its reviews and discussions, and subject to the limitations on the Audit Committee's role and responsibilities as described in its charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003, for filing with the Securities and Exchange Commission ("SEC").

                                  The Audit Committee of the Board of Directors:


                                  Harvey L. Sonnenberg (Chairman)
                                  Elizabeth M. Eveillard
                                  James L. Weisman

EXECUTIVE OFFICERS

The following persons are executive officers of the Company. Our officers are elected annually by our Board and serve at the pleasure of the Board.

John C. Rossler, age 55, was elected our President in February 2002. In March 2002, Mr. Rossler became our President and Chief Executive Officer. Mr. Rossler has served as President of Shonac Corporation and DSW Shoe Warehouse since December 2000. Mr. Rossler has held various positions with DSW and Shonac since 1982, including Chief Operating Officer, Executive Vice President and Chief Financial Officer. Prior to joining Shonac/DSW, Mr. Rossler was the managing partner of the Columbus office of Alexander Grant/Grant Thornton International where he was employed for 16 years.

Edwin J. Kozlowski, age 54, was elected our Executive Vice President and Chief Operating Officer in February 2002. Mr. Kozlowski was elected Chief Financial Officer of Shonac Corporation and DSW Shoe Warehouse in May 2001. Prior to that time, Mr. Kozlowski served in various positions with General Nutrition Companies, Inc. since 1978, including Chief Operating Officer of the retail division of General Nutrition Centers, Executive Vice President and Chief Financial Officer, Treasurer and Controller of GNCI and GNI.

James A. McGrady, age 52, became our Chief Financial Officer, Treasurer and Secretary in July 2000. Prior to that time, Mr. McGrady served as Vice President and Treasurer of Consolidated Stores Corporation beginning in 1986. From 1979 through 1986, Mr. McGrady was in the practice of public accounting with KPMG Main Hurdman.

Julia A. Davis, age 42, became our Executive Vice President and General Counsel in January 2003. Prior to that time, Ms. Davis was a partner in the Columbus office of Vorys, Sater, Seymour and Pease LLP. Ms. Davis has 17 years of private legal practice primarily representing and advising national and regional retailers in a wide variety of employment matters.

Steven E. Miller, age 44, became our Vice President Controller in September 2000. Prior to that time, Mr. Miller served as Chief Financial Officer of Spitzer Management, Inc. beginning in 1998. From 1993 through 1998, Mr. Miller held various positions with Consolidated Stores Corporation including Director, Assistant Treasurer and Assistant Controller.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who are beneficial owners of more than ten percent of our Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by us, we believe that, during fiscal year 2002, all filing requirements applicable to reporting persons were complied with, except for one late Form 4 filing for Schottenstein Stores Corporation and Mr. Schottenstein.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth certain information regarding compensation paid during each of our last three full fiscal years to our Chief Executive Officer(s) and to each of our four most highly compensated executive officers serving at the end of the current fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                   ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                                   -------------------               ----------------------
                                                                                    Restricted
                                                                                      Stock          Options       All Other
        Name and Principal                  Fiscal    Salary (1)        Bonus        Award (2)         SARs     Compensation (3)
             Position                        Year        ($)             ($)            ($)            (#)           ($)
             --------                        ----        ---             ---            ---            ---           ---
Jay L. Schottenstein                         2002     $  250,000           None           None           None           None
Chairman                                     2001     $  250,000           None           None           None           None
                                             2000     $  250,000           None           None           None           None

John C. Rossler                              2002     $  694,344     $  985,000           None      2,430,000     $   62,607
President and Chief                          2001     $  404,181     $  497,058     $   21,200          5,000     $   31,927
   Executive Officer                         2000     $  395,995     $  621,323           None           None     $   25,068

Edwin J. Kozlowski                           2002     $  496,154     $  525,000           None      1,720,000     $   96,784
Executive Vice President and Chief           2001     $  223,846     $  225,000           None           None     $   84,724
   Operating Officer                         2000           None           None           None           None           None

James A. McGrady                             2002     $  397,436     $  210,000           None        540,000     $   35,057
Chief Financial Officer, Treasurer           2001     $  325,000     $  140,000     $   21,200          5,000     $   31,014
   and Secretary                             2000     $  155,769           None           None         30,000     $   13,497

Steven E. Miller                             2002     $  202,019     $   86,100           None         20,000     $   11,487
Vice President Controller                    2001     $  176,250     $   51,480     $    8,480          2,000     $   69,542
                                             2000     $   67,019           None           None         10,000     $   29,638

Raymond L. Blanton (4)                       2002     $  398,002     $  323,723           None           None     $  389,950
Former Senior Vice President and             2001     $  294,895     $  525,426           None           None     $   45,963
   General Merchandise Manager               2000     $  288,922     $  525,426           None          2,000     $   18,864

George Kolber (5)                            2002     $  685,897           None           None           None     $1,978,639
Former Vice Chairman and Chief               2001     $  900,000           None           None           None     $  207,548
   Executive Officer                         2000     $  112,500           None     $3,450,000        500,000     $    9,676

-------------
(1) Includes amounts deferred by the executive officer pursuant to the Deferred Compensation Plan established in 1998.

(2) The value of the restricted stock is determined by multiplying the total shares held by each named executive by the closing price on the NYSE on January 31, 2003.

(3)   See Table below for All Other Compensation.

(4)   Mr. Blanton's employment ended on September 24, 2002.

(5)   Mr. Kolber resigned from the Company effective April 6, 2002.

 ALL OTHER COMPENSATION

                                   Jay L.        John C.       Edwin J.     James A.      Steven E.      Raymond L.    George
                               Schottenstein     Rossler      Kozlowski     McGrady        Miller        Blanton       Kolber
401(k) Plan and Associate
Stock Purchase Plan Company
Contributions                    $       --    $    8,458    $       --    $    6,324    $    5,220    $    6,526    $    4,176
Company paid relocation
expenses                                 --            --         5,884            --            --            --            --
Severance                                --            --            --            --            --       219,231     1,950,000
Auto Reimbursement                       --        36,597        11,076        25,937         3,448        78,731         4,421
Company paid Life, Medical
and Indemnity Insurance                  --         4,687           440           952           140         1,256            --
Sec 79 Cafeteria Health Care
Plan                                     --         1,734           710         1,844         2,679         2,548           383
Personal Living Expenses                 --            --            --            --            --            --        19,659
Loan Forgiveness                         --            --        60,000            --            --            --            --
Gift Certificates                        --           125            30            --            --            --            --
Country Club Dues and
Membership                               --        11,006        18,644            --            --        81,658            --
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total All Other Compensation     $       --    $   62,607    $   96,784    $   35,057    $   11,487    $  389,950    $1,978,639
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========

                 OPTION/SAR GRANTS IN THE LAST FISCAL YEAR TABLE

The following table provides certain information on option grants during fiscal year 2002 by us to our Chief Executive Officer and each of our other executive officers included in the above compensation table.

                                                                                                 Potential Realized Value at
                                              % of Total                                        Assumed Annual Rates of Stock
                              Options        Options/SARs                                           Price Appreciation for
                                SARs          Granted to       Exercise or                              Option Term (2)
                              Granted        Employees in      Base Price        Expiration             ---------------
Name                            (#)          Fiscal Year         ($/Sh)           Date (1)           5%               10%
----                            ---          -----------         ------           --------           --               ---
Jay L. Schottenstein              None              N/A             N/A                 N/A             N/A               N/A
John C. Rossler              2,430,000               37%         $ 4.50            2/3/2012     $ 6,876,963       $17,427,574
Edwin J. Kozlowski           1,720,000               26%         $ 4.50            2/3/2012     $ 4,867,644       $12,335,567
James A. McGrady               540,000                8%         $ 4.50            2/3/2012     $ 1,528,214       $ 3,872,794
Steven E. Miller                20,000               (3)         $ 2.35            7/3/2012     $    29,558       $    74,906
Raymond L. Blanton(4)          570,000                9%         $ 4.50            2/3/2012     $ 1,613,115       $ 4,087,949
George Kolber(5)                  None              N/A             N/A                 N/A             N/A               N/A

-------------
(1) Except as described below, all options are exercisable 20% per year, beginning on the first anniversary of the original grant date, on a cumulative basis and expire ten years from the original grant date. 1,590,000 options granted to Mr. Rossler and 1,130,000 options granted to Mr. Kozlowski vest on (1) January 30, 2010 or, if earlier, (2) the later of (A) January 31, 2004 if, (i) for each day of any 60-consecutive trading day period that ends on or before January 31, 2004, the closing price of the Common Stock is at least $12.00 per share or (ii) the Company has achieved at least 95 percent of the EBIT goal the Board set for the Company for each fiscal year ending after the effective date of Mr. Rossler's or Mr. Kozlowki's respective employment agreement and on and before January 31, 2004 or (B) the last day of (i) any 60-consecutive trading day period that ends after January 31, 2004 and before January 30, 2010 and on each day of which the closing price of the Common Stock is at least $12.00 per share or (ii) the Company has achieved at least 95 percent of the EBIT goal the Board set for the Company for each of any three fiscal years ending after the effective date of Mr. Rossler's or Mr. Kozlowski's respective employment agreement and on and before January 30, 2010.

(2) Represents the potential realizable value of each grant of options assuming that the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at either a 5% or 10% annualized rate, based on the difference between the assumed per share value and the per share option exercise price, multiplied by the total number of option shares.

(3)   Represents less than 1% of total options granted during fiscal 2002.

(4)   Mr. Blanton's employment ended on September 24, 2002.

(5)   Mr. Kolber resigned from the Company effective April 6, 2002.


       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table provides certain information on the number and value of stock options held by our executive officers named in the Summary Compensation Table at February 1, 2003.

                                                                                         Potential Realized
                                                                                          Value at Assumed
                                                          Number of Unexercised         Annual Rates of Stock
                             Shares                     Options at Fiscal Year End      Price Appreciation for
                           Acquired on      Value                  (#)                   Option Term ($) (1)
                            Exercise       Realized     ---------------------------  ---------------------------
Name                          (#)            ($)        Exercisable   Unexercisable  Exercisable   Unexercisable
----                          ---            ---        -----------   -------------  -----------   -------------
Jay L. Schottenstein              --             --         56,000             --             --             --
John C. Rossler                   --             --         13,000      2,432,000             --             --
Edwin J. Kozlowski                --             --             --      1,720,000             --             --
James A. McGrady                  --             --         17,000        558,000             --             --
Steven E. Miller                  --             --          6,000         26,000             --             --
Raymond L. Blanton(2)             --             --             --             --             --             --
George Kolber (3)                 --             --             --             --             --             --

-------------
(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end of $1.95. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(2)   Mr. Blanton's employment ended on September 24, 2002.

(3) Mr. Kolber resigned from the Company effective April 6, 2002. Pursuant to an Addendum to the December 7, 2000 Executive Employment Agreement and Restricted Stock Agreement, Mr. Kolber forfeited rights to 200,000 options which were not vested on April 6, 2002.

                         EQUITY COMPENSATION PLAN TABLE

The following table sets forth additional information as of February 1, 2003, about shares of our Common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

                                                                                          NUMBER OF SECURITIES
                                                 NUMBER OF                                 REMAINING AVAILABLE
                                              SECURITIES TO BE                                FOR ISSUANCE
                                                ISSUED UPON         WEIGHTED-AVERAGE          UNDER EQUITY
                                                EXERCISE OF         EXERCISE PRICE            COMPENSATION
                                                OUTSTANDING         OF OUTSTANDING          PLANS (EXCLUDING
                                             OPTIONS, WARRANTS     OPTIONS, WARRANTS      SECURITIES REFLECTED
                                                AND RIGHTS            AND RIGHTS             IN COLUMN (A))
                                                ----------            ----------             --------------
Equity compensation plans approved by
  security holders (1)                            8,921,047                $8.98                 4,091,683
Equity compensation plans not approved
  by security holders                                   N/A                  N/A                       N/A
                                                  ---------                -----                 ---------
Total                                             8,921,047                $8.98                 4,091,683
                                                  =========                =====                 =========

-------------
(1) Equity compensation plans approved by shareholders include the 1991 Stock Option Plan, as amended, and the 2000 Stock Incentive Plan.

AGREEMENTS WITH KEY EXECUTIVES

Mr. Rossler entered into an employment agreement with the Company effective May 1, 1998, with a term originally ending April 30, 2001. Effective May 1, 2002, the agreement was renewed. The agreement provided for an annual salary of $376,911 with annual increases of 2.5%. On July 24, 2002, Mr. Rossler entered into a new employment agreement with the Company with an effective date of February 3, 2002. The new employment agreement provides for an annual salary of $700,000 with annual increases of 2.5%. In connection with the execution of the new employment agreement, Mr. Rossler received a signing bonus of $250,000. Beginning for the fiscal year ending February 1, 2003, and in accordance with the Company's Incentive Compensation Plan, Mr. Rossler will receive an annual cash incentive bonus based upon a predetermined formula of the Company's earnings before interest and taxes. Mr. Rossler was granted 110,000 shares of restricted stock which vest on February 4, 2006, subject to the terms established by the Board. Mr. Rossler was also granted options to purchase up to 840,000 shares of Common Stock at an exercise price of $4.50. These options vest ratably over five years. Subject to the terms of the Company's Stock Incentive Plan and any applicable performance stock option agreement, the Company granted to Mr. Rossler performance options to purchase 1,590,000 shares of Common Stock that will vest on (1) January 30, 2010 or, if earlier, (2) the later of (A) January 31, 2004 if, (i) for each day of any 60-consecutive trading day period that ends on or before January 31, 2004, the closing price of the Common Stock is at least $12.00 per share or (ii) the Company has achieved at least 95 percent of the EBIT goal the Board set for the Company for each fiscal year ending after the effective date of Mr. Rossler's employment agreement and on and before January 31, 2004 or
(B) the last day of (i) any 60-consecutive trading day period that ends after January 31, 2004 and before January 30, 2010 and on each day of which the closing price of the Common Stock is at least $12.00 per share or (ii) the Company has achieved at least 95 percent of the EBIT goal the Board set for the Company for each of any three fiscal years ending after the effective date of Mr. Rossler's employment agreement and on and before January 30, 2010.

Mr. Kozlowski entered into an employment agreement with the Company, effective May 1, 2001, for a term ending April 30, 2004. The agreement provides for an annual salary of $300,000 with minimum annual increases of 2.5%. The contract also provides for guaranteed bonuses and incentive compensation. Guaranteed bonuses are $225,000 for fiscal year 2001-2002; $187,500 for fiscal year 2002-2003; $37,500 for fiscal year 2003-2004. Incentive compensation is intended to provide for an annual maximum 200% of base salary (reduced by any amount payable under the guaranteed bonus) based upon Board approved, predetermined, performance measures. After fiscal year 2003-2004, the incentive compensation will solely determine the bonus amount. The Company loaned Mr. Kozlowski funds to close on his Columbus housing. The loan bears interest at the prime rate of National City Bank, Columbus. This loan was repaid with interest in April 2003. The Company also loaned Mr. Kozlowski the initiation fee for a country club membership. This loan is being forgiven at a rate of 10 percent for each 12-consecutive month period Mr. Kozlowski remains employed after the date the loan was made, and will be fully forgiven if Mr. Kozlowski dies or becomes disabled before the end of the ten-year period. If Mr. Kozlowski leaves employment with the Company for any reason other than death or disability before the ten-year period has elapsed, he is responsible for the balance of the payment.

On February 14, 2003, Mr. Kozlowski entered into a new employment agreement with the Company with an effective date of February 3, 2002. The new employment agreement provides for an annual salary of $500,000 with annual increases of 2.5%. Beginning for the fiscal year ending February 1, 2003, and in accordance with the Company's Incentive Compensation Plan, Mr. Kozlowski will receive an annual cash incentive bonus based upon a predetermined formula of the Company's earnings before interest and taxes. Mr. Kozlowski was granted 80,000 shares of restricted stock which vest on February 4, 2006, subject to the terms established by the Board. Mr. Kozlowski was also granted options to purchase up to 590,000 shares of Common Stock at an exercise price of $4.50. These options vest ratably over five years. Subject to the terms of the Company's Stock Incentive Plan and any applicable performance stock option agreement, the Company granted to Mr. Kozlowski performance options to purchase 1,130,000 shares of Common Stock that will vest on (1) January 30, 2010 or, if earlier,
(2) the later of (A) January 31, 2004 if, (i) for each day of any 60-consecutive trading day period that ends on or before January 31, 2004, the closing price of the Common Stock is at least $12.00 per share or (ii) the Company has achieved at least 95 percent of the EBIT goal the Board set for the Company for each fiscal year ending after the effective date of Mr. Kozlowski's employment agreement and on and before January 31, 2004 or (B) the last day of (i) any 60-consecutive trading day period that ends after January 31, 2004 and before January 30, 2010 and on each day of which the closing price of the Common Stock is at least $12.00 per share or (ii) the Company has achieved at least 95 percent of the EBIT goal the Board set for the Company for each of any three fiscal years ending after the effective date of Mr. Kozlowski's employment agreement and on and before January 30, 2010. The new employment agreement also provides for the continuation of the loan for the initiation fee for a country club membership as provided in Mr. Kozlowski's previous employment agreement. This loan is being forgiven at a rate of 10 percent for each 12-consecutive month period Mr. Kozlowski remains employed after the date the loan was made, and will be fully forgiven if Mr. Kozlowski dies or becomes disabled before the end of the ten-year period. If Mr. Kozlowski leaves employment with the Company for any reason other than death or disability before the ten-year period has elapsed, he is responsible for the balance of the payment. The largest amount of the loan outstanding in fiscal 2002 was $79,995 and the amount of the loan outstanding was $63,996 at July 28, 2003.

Mr. McGrady entered into an employment agreement with the Company effective June 21, 2000, for a term ending June 21, 2003. The agreement provides for an annual salary of $300,000 and a bonus of at least 40% of his base salary based upon Board approved, predetermined, performance measures set annually. On July 24, 2002, Mr. McGrady was granted options to purchase up to 540,000 shares of Common Stock at an exercise price of $4.50. These options vest ratably over five years.

Mr. Miller entered into an employment agreement with the Company effective November 26, 2001, for a term ending November 26, 2004. The agreement provides for an annual salary of $195,000 and a bonus of at least 40% of his base salary based upon Board approved, predetermined, performance measures set annually. On July 3, 2002, Mr. Miller was granted options to purchase up to 20,000 shares of Common Stock at an exercise price of $2.35. These options vest ratably over five years.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is comprised of Elizabeth M. Eveillard (Chairperson), Henry L. Aaron and Harvey L. Sonnenberg. The Compensation Committee establishes, reviews, and recommends an executive compensation package for our Chief Executive Officer and our other executive officers. Additionally, our Compensation Committee administers and grants options under our 1991 Stock Option Plan, as amended, and our 2000 Incentive Stock Plan and administers our Incentive Compensation Plan. None of the members of the Compensation Committee are present or former officers of our Company or are themselves or any of their affiliates, if any, parties to agreements with us.

      The following Compensation Report and Performance Graph and the Audit Committee Report previously provided shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

General. The Board has delegated to the Compensation Committee the authority to establish the annual compensation of the executive officers of the Company, other than the Chairman's compensation. The key components of the Company's executive officer compensation include both short-term compensation consisting of an annual base salary and annual bonuses under the Company's Incentive Compensation Plan and long-term equity based compensation consisting of grants of restricted stock and stock option awards. The entire Board has made the only grants of restricted stock by the Company. The Compensation Committee also grants options under the Company's 2000 Stock Incentive Plan.

In fiscal 2002, the Company engaged Hewitt Associates to perform an analysis and make a recommendation to the Board regarding the appropriate compensation to be paid to the Company's key executives. Hewitt reviewed the Company's compensation goals and the compensation packages awarded to executives of other comparable companies. The analysis covered both short-term and long-term incentives and attempted to tie compensation to Company performance.

Hewitt Associates made a presentation to the Company's Compensation Committee and Stock Option Committee in July 2002. Based upon the analysis, the Company entered into a new employment agreement with Mr. Rossler, effective February 3, 2002. For a description of this new employment agreement, see "Agreements with Key Executives" in this proxy statement.

Chairman's Compensation. The Chairman's annual base salary was fixed by action of the Board at the time he was appointed Chairman during fiscal 1992. The Chairman does not receive an annual bonus. The Board did not consider or take any action to change the Chairman's annual base salary during fiscal 2002.

Chief Executive Officer. The compensation of the Chief Executive Officer, Mr. Rossler, is fixed pursuant to the terms of his employment agreement, which was negotiated by the Chairman, with input from a number of the Directors.

Executive Officers' Compensation. The remaining executive officers' base salaries were based on negotiated employment agreements. Bonuses for fiscal 2002 were paid pursuant to the Company's Incentive Compensation Plan, which combines individual and company-wide objectives and performance goals to provide a clear vehicle linking the interests of the executive officers with the financial performance of the Company.

Stock Awards. The Company's 1991 Stock Option Plan was adopted at the time the Company went public in 1991 and the Board adopted the Company's 2000 Stock Incentive Plan on December 4, 2000. Both plans were adopted for the purpose of providing long-term incentives to key employees and motivating key employees to improve performance of the Company's stock. Stock options granted under the Company's 1991 Stock Option Plan and the Company's 2000 Stock Incentive Plan are determined and administered by the Compensation Committee, none of the members of which are officers or employees of the Company. In determining the size of a stock option award, the Compensation Committee considers the total number of shares subject to previously granted stock options held by the individual and, based principally on the recommendation of senior executive officers, the anticipated value of an individual's contribution to the Company's future performance. The options granted during fiscal year 2002 were granted to employees as a long-term incentive designed to encourage them to remain with the Company.

The Budget Reconciliation Act of 1993 amended the Internal Revenue Code of 1986, as amended (the "Code") to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, the Board intends that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. The Company's 1991 Stock Option Plan, the 2000 Stock Incentive Plan and Incentive Compensation Plan are intended to qualify under Section 162(m).

The following members of the Board respectively submit this report:

Jay L. Schottenstein                      Elizabeth M. Eveillard (Chairman)#
Henry L. Aaron#                           Harvey L Sonnenberg#
Ari Deshe                                 James L. Weisman
Jon P. Diamond

# Members of the Compensation Committee.

                                PERFORMANCE GRAPH

The following graph compares the performance of the Company with that of the Standard & Poor's General Merchandise Stores Index and the Russell 2000 Index, both of which are published indexes. This comparison includes the period beginning August 1, 1998 through February 1, 2003.

The Standard & Poor's General Merchandise Stores Index is published weekly in the Standard & Poor's Statistical Service and the index value preceding each fiscal year end has been selected for purposes of this comparison. The Russell 2000 Index is a capitalization-weighted index of domestic equity securities traded on the New York and American Stock Exchanges and the NASDAQ that measures the performance of the 2,000 smallest companies in the Russell 3000 Index. The Common Stock is traded on the NYSE.

The comparison of the cumulative total returns for each investment assumes that $100 was invested on August 1, 1998 and that all dividends were reinvested.

                                                               Cumulative Total Return
                                        -------------------------------------------------------------------------------
                                             8/2/97     8/1/98    1/30/99    1/29/00      2/7/01     2/2/02     2/1/03
VALUE CITY DEPARTMENT STORES, INC.           100.00     219.85     141.98     195.42       87.33      52.89      23.82
RUSSELL 2000                                 100.00     102.31     104.77     123.36      127.92     123.32      96.34
S & P GENERAL MERCHANDISE STORES             100.00     146.06     187.06     226.19      237.12     249.91     193.23

                    RELATIONSHIP WITH SSC AND ITS AFFILIATES

Prior to the completion of its initial public offering on June 18, 1991, the Company was operated as the Department Store Division of SSC. On that date, SSC transferred substantially all of the net assets of the Division to the Company in exchange for 22,500,000 shares of our Common Stock.. At April 2, 2003, SSC beneficially owned approximately 53% of the Company's outstanding Common Stock. So long as SSC owns more than 50% of the Company's voting shares, it will continue to have the power acting alone to approve any action requiring a vote of the majority of the voting shares of the Company and to elect all of the Company's directors. For information with respect to the beneficial ownership of the voting stock of SSC by nominees for election to the Board of the Company and beneficial ownership of Common

Stock by such persons and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management".

The Company has also adopted a policy that requires its audit committee to review and approve all affiliated party transactions.

REAL ESTATE LEASES AND SUBLEASES

The Company leases stores and warehouses under various arrangements with related parties. Such leases expire prior to, or have renewal options, through 2040. Generally, the Company is required to pay real estate taxes, maintenance, insurance and contingent rentals based on sales in excess of specified levels.

The Company has several leasing agreements with SSC and affiliates. As of February 1, 2003, under a Master Lease Agreement, as amended, the Company leases five store locations owned by SSC. Additionally, the Company leases or subleases from SSC or affiliates of SSC, 27 store locations, 6 warehouse facilities and a parcel of land. The minimum rent for these leaseholds is set forth below with additional contingent rents based on aggregate sales in excess of specified sales trends for the store locations. Leases and subleases with related parties are for initial periods generally ranging from five to twenty years, provide for renewal options and require the Company to pay real estate taxes, maintenance and insurance. As of July 5, 2003, the number of stores locations the Company leases or subleases from SSC or affiliates of SSC is 34 including store locations under the Master Lease Agreement.

Each lease entered into with SSC or its affiliates is on terms at least as favorable to the Company as could be obtained in an arm's-length transaction with an unaffiliated third party, and in certain instances, the Company is given preferential terms. Future minimum lease payments required under the aforementioned leases, exclusive of real estate taxes, insurance and maintenance costs, at February 1, 2003 are as follows (in thousands):

Fiscal Year           Minimum Payments
-----------           ----------------
2003                     $ 20,522
2004                       20,597
2005                       20,750
2006                       20,333
2007                       19,470
Future Years              110,075
                          -------
Total                    $211,747
                          =======

The composition of related party lease expense (in thousands):

                                     Year Ended
                          --------------------------------
                          2/1/03       2/2/02       2/3/01
                          ------       ------       ------
Minimum rentals:
  Related parties        $19,539      $15,363      $10,553

Contingent rentals:
  Related parties            208        2,128        2,386
                         -------      -------      -------
Total                    $19,747      $17,491      $12,939
                         =======      =======      =======

SSC operates a chain of furniture stores, five of which operate in separate space subleased from the Company at five of its store locations. Three of these furniture store subleases (the "Furniture Subleases") are for a term concurrent with the respective lease between the Company and a third party landlord. These Furniture Subleases provide for the payment by SSC of base rent and other charges in amounts at least equal to its pro rata share based on square footage and its pro rata share of any percentage rent based on its gross sales. Two additional furniture store subleases are for periods shorter than the Company's lease. For fiscal 2002, SSC paid the Company an aggregate of $1.3 million pursuant to these subleases.

LICENSE AGREEMENTS WITH AFFILIATES

In July 1997, the Company entered into agreements to form a 50/50 joint venture with Mazel Stores, Inc. to create VCM, Ltd. to operate the health and beauty care and toys and sporting goods departments in the Value City stores as licensed departments. Beginning in fiscal 2000 VCM also operated the food department. Pursuant to operating agreements between VCM and Value City, VCM paid annual license fees to the Company based on 5% and 11% of net sales and reimbursed us 2% and 4% of its sales for advertising and 2.9% and 1% of its sales for administrative expenses for the health and beauty care and the toys and sporting goods departments, respectively. The aggregate license fees paid by VCM to the Company for fiscal 2001 were $9.7 million. Effective with the close of business on February 2, 2002, the Company acquired Mazel's 50% interest in VCM for $8.4 million and we now own 100% of VCM.

MERCHANDISE TRANSACTIONS WITH AFFILIATES

From time to time, the Company purchases merchandise from affiliates of SSC. Some of such affiliates manufacture, import and wholesale apparel as their principal business. The members of the Company's merchandising staff use these sources and make their purchasing decisions in the same manner as with unaffiliated sources. Any merchandise purchased from such sources is on terms at least as favorable to the Company as could be obtained in an arm's-length transaction with an unaffiliated third party, and in certain instances, the Company is given terms preferential to those available to unaffiliated customers. Total purchases by the Company from SSC and affiliates for fiscal 2002 were $13.2 million, representing 0.9% of our total purchases during the fiscal year, while in fiscal 2001 purchases were $16.4 million, representing 1.3% of our total purchases during the fiscal year.

In May 2001, SSC and Value City entered into a deferred purchase arrangement for the sale of Bugle Boy products that SSC purchased for approximately $11.9 million. As part of the agreement, Value City agreed to purchase at SSC's cost plus a handling fee any unsold Bugle Boy merchandise owned by SSC on February 2, 2002. On February 6, 2002, the final payment was made to SSC.

In October 2001, SSC and Filene's Basement entered into a deferred purchase arrangement for the sale of products that SSC purchased for approximately $2.9 million. As part of the agreement, Filene's Basement agreed to purchase goods at SSC's cost plus a handling fee. On May 13, 2002, the final payment was made to SSC.

SERVICES AGREEMENTS

The Company shares with SSC and its affiliates certain incidental support personnel and services for the purpose of achieving economies of scale and cost savings. These shared services include certain architectural, legal, advertising and administrative services. The Company has entered into a Corporate Services Agreement with SSC that sets forth the terms for payment of the costs of these shared services. The Company believes that it is able to obtain such services at a cost, which is equal to or below the cost of providing such services internally or obtaining such services from unaffiliated third parties. For fiscal

2002, the Company paid SSC or its affiliates $1.7 million for such services. The Corporate Services Agreement also provides for participation by us in the self-insurance program maintained by SSC. Under that program, the Company is self-insured for purposes of personal injury and property damage, motor vehicle and Ohio workers' compensation claims up to various specified amounts, and for casualty losses up to $100,000. Claims and losses in excess of the specified amounts are covered by stop-loss or excess liability policies maintained by SSC, which include us as a named insured. SSC maintains reserves and pays claims for self-insured amounts under the program and will continue to do so with respect to the Company's participation in the program. SSC charges its affiliates, divisions and the Company premiums based, among other factors, on loss experience and its actual payroll and related costs for administering the program. For fiscal 2002, the Company paid SSC $11.9 million for participation in the program.

DEBT AGREEMENTS

On June 11, 2002, the Company entered into two separate credit facilities equally held by Cerberus Partners, L.P. and SSC, and amended and restated its $75.0 million senior convertible loan, initially entered into on March 15, 2000, which is held equally by Cerberus Partners, L.P. and SSC.

$100 Million Term Loans

The Term Loans are comprised of a $50.0 million Term Loan B and a $50.0 million Term Loan C. All obligations under the Term Loans are senior debt, ranking pari passu with the Revolving Credit Facility and the Convertible Loan. The Company and its principal subsidiaries are obligated on the Term Loans. The maturity date is June 11, 2005.

The Term Loans stated rate of interest per annum during the initial two years of the agreement is 14% if paid in cash and 15% if we elect a paid-in-kind ("PIK") option. During the first two years of the Term Loans, the Company may elect to pay all interest in PIK. During the final year of the Term Loans, the stated rate of interest is 15.0% if paid in cash or 15.5% by PIK. The PIK option is limited to 50% of the interest due.

The Company issued to the Term Loan C Lenders 2,954,792 Warrants with an initial exercise price of $4.50 per share. The number of shares issuable upon the exercise of the Warrants and the per share exercise price are subject to adjustment upon the occurrence of specified events. The Warrants are exercisable at any time prior to June 11, 2012. The Company granted the Term Loan C Lenders registration rights with respect to the shares issuable upon exercise of the Warrants.

$75 Million Senior Convertible Loan

The Company amended and restated its $75.0 million Convertible Loan. As amended, borrowings under the Convertible Loan bear interest at 10% per annum. At the Company's option, interest may be PIK for the first two years, and thereafter, at the Company's option, up to 50% of the interest due may be PIK until maturity. The Convertible Loan is guaranteed by all of the Company's principal subsidiaries and is secured by a lien on assets junior to liens granted in favor of the lenders on the Revolving Credit Facility and Term Loans. The Convertible Loan is not subject to prepayment until June 11, 2007. The agent has the right to designate two observers to the Company's Board for so long as the agent is the beneficial owner of at least 50% of the advances initially made by it and has the right to designate two individuals to our Board for so long as the agent is the beneficial owner of at least 50% of the conversion shares issued upon conversion of the advances initially made by it.

The Convertible Loan is convertible at the option of the holders into shares of our Common Stock at an initial conversion price of $4.50. The maturity date is June 10, 2009.

The Company recorded $9.5 million in interest expense and $3.9 million fees related to its credit agreements in fiscal 2002 of which $15.5 million was paid. Included in payments during 2002 was $3.7 million of PIK interest. The Company also repaid an SSC loan in the amount of $20.0 million in conjunction with the debt financing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Company's Annual Report to Shareholders for the fiscal year ended February 1, 2003, contained financial statements for such year and the signed opinion of Deloitte & Touche LLP, independent public accountants. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Annual Report is not to be regarded as proxy soliciting material and management does not intend to ask, suggest or solicit any action from the shareholders with respect to such report.

                         COST OF SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

                              SHAREHOLDER PROPOSALS

Each year the Board submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the Annual Meeting of Shareholders to be held in 2004 must be received by the Company (addressed to the attention of the Secretary) on or before April 10, 2004. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio, and must otherwise conform to applicable requirements of the Proxy Rules of the SEC. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2004 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5, if notice thereof is received by the Company after June 10, 2004. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

                                  OTHER MATTERS

The only business which management intends to present at the meeting consists of the matters set forth in this statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

THE COMPANY'S 2002 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, WAS FURNISHED TO SHAREHOLDERS PRIOR TO THE MAILING OF THIS PROXY STATEMENT. EXTRA COPIES OF THE ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE UPON REQUEST, DIRECTED TO JAMES A. MCGRADY, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY OF THE COMPANY, AT 3241 WESTERVILLE ROAD, COLUMBUS, OHIO 43224.

                                                                      APPENDIX A

                       VALUE CITY DEPARTMENT STORES, INC.

                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER

                             AS ADOPTED JULY 7, 2003

I.    AUDIT COMMITTEE PURPOSE

The purpose of the Audit Committee of the Board of Directors of Value City Department Stores, Inc. (the "Company") is to assist the Board of Directors in fulfilling its oversight responsibilities of:

      -     the integrity of the Company's financial statements;

      -     the Company's compliance with legal and regulatory requirements;

      -     the independent auditor's qualifications and independence; and

      - the performance of the Company's internal audit function and independent auditor.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement. The Audit Committee shall also review and approve all related party transactions.

II.   AUDIT COMMITTEE COMPOSITION AND MEETINGS

      The Audit Committee shall be comprised of three or more directors as determined by the Board. Audit Committee members shall meet the independence, experience and other requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission. All members of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than three other public companies.

      Audit Committee members shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve until their successors are appointed and qualified. Audit Committee members may be replaced by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by a majority vote of the Audit Committee membership.

      The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Audit Committee shall meet periodically with management, the internal auditors, and the independent auditor in separate executive sessions. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee may request any officer or employee of the Company, its outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

III.  AUDIT COMMITTEE AUTHORITY, RESPONSIBILITIES AND DUTIES

      The Audit Committee shall have the sole responsibility to appoint and terminate the Company's independent auditor and any other registered public accounting firm employed by the Company. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor and any other registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor and any other such registered public accounting firm employed by the Company shall report directly to the Audit Committee.

      The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in
Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

      The Audit Committee shall establish guidelines for and have the sole responsibility to review and approve all related party transactions.

      The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent counsel or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall have the Charter published at least every three years in accordance with the Commission's regulations. The Audit Committee shall annually review the Audit Committee's own performance.

      Consistent with the duties and obligations above, the Audit Committee, shall also perform the following functions:

      Financial Statement and Disclosure Matters

      1. Review and discuss the Company's annual audited financial statements with management and the independent auditor, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

      2. Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

      3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls over financial reporting, and any special steps adopted in light of material control deficiencies or weaknesses.

      4. Review and discuss quarterly reports from the independent auditors on:

            (a)   all critical accounting policies and practices to be used;

            (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

            (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      5. Discuss with management the Company's financial and accounting press releases (on a pre-issuance basis), including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done on an overall basis (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

      6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company's financial statements.

      7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and guidelines.

      8. Discuss with the independent auditor the matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      9. Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer in connection with the certifications made by such officers for the Form 10-K and Form 10-Q concerning (a) any significant deficiencies or material weaknesses in the design or operation of the Company's internal control over financial reporting, which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial information, and (b) any fraud involving management or other employees who have a significant role in the Company's internal control.

      Oversight of the Company's Relationship with the Independent Auditor

      10. Obtain and review a report from the independent auditor, at least annually, describing:

            (a)   the independent auditor's internal quality-control procedures;

            (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

            (c) all relationships between the independent auditor and the Company.

            After review, the Audit Committee shall evaluate the qualifications, performance, and independence of the independent auditor, and shall consider whether (1) the auditor's quality controls are adequate, and (2) the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. This evaluation shall include a review and assessment of the lead or coordinating partner of the independent auditor, and should ensure the rotation of such lead or coordinating partner of the independent auditor as required by law. The Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      11. Approve the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      12. Meet or discuss with the independent auditor the planning and staffing of the audit.

      Oversight of the Company's Internal Audit Function

      13. Review the appointment, replacement, and performance of the senior internal auditing executive or the entity performing the internal audit function.

      14. Review the significant reports to management prepared by the internal auditing department (or the entity performing the internal audit function) and management's responses.

      15. Discuss with the independent auditor and management the internal audit department (or the entity performing the internal audit function) responsibilities, budget, and staffing and any recommended changes in the planned scope of the internal audit.

      Compliance Oversight Responsibilities

      16. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

      17. Obtain reports from management, the Company's senior internal auditing executive (or the entity performing the internal audit function), and the internal auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct. Review reports and disclosures of insider and related party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct.

      18. Establish and review procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting , internal control, or auditing matters to the Audit Committee.

      19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

      Other Audit Committee Responsibilities

      20. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

      21. Perform any other activities consistent with this Charter, the Company's code of regulations, and governing law, as the Committee or the Board deems necessary or appropriate.

IV.   LIMITATION OF AUDIT COMMITTEE'S ROLE

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                  DETACH CARD
--------------------------------------------------------------------------------

                       VALUE CITY DEPARTMENT STORES, INC.
                  3241 Westerville Road, Columbus, Ohio 43224
       ------------------------------------------------------------------
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- SEPTEMBER 10, 2003

    The undersigned shareholder of Value City Department Stores, Inc. (the "Company") hereby appoints John C. Rossler, James A. McGrady and Julia A. Davis, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hilton Columbus, 3900 Chagrin Drive, Columbus, Ohio, on Wednesday, September 10, 2003, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:

1. Election of the following Directors:

Henry L. Aaron
Ari Deshe
Jon P. Diamond
Elizabeth M. Eveillard
Jay L. Schottenstein
Harvey L. Sonnenberg
James L. Weisman

            [ ] FOR           [ ] WITHHOLD AUTHORITY FOR EACH NOMINEE

(Instruction: To Withhold Authority For A Specific Nominee, Write That Nominee's Name Here: .)

2. To transact any other business which may properly come before the annual meeting or any adjournment thereof.

                                  (Continued and to be signed on the other side)

                                  DETACH CARD
--------------------------------------------------------------------------------

                          (Continued from other side)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated August 8, 2003, and the proxy statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

    PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.


                                               Dated: -------------------, 2003

                                               ---------------------------------
                                                           Signature

                                               ---------------------------------
                                                           Signature

                                               Signature(s) shall agree with the
                                               name(s) printed on this Proxy. If
                                               shares are registered in two
                                               names, both stockholders should
                                               sign this Proxy. If signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give your full
                                               title as such.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS